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                                                                    EXHIBIT 99.1

[CYSIVE LOGO]
                                             Contact:   John R. Lund, CFO
                                                        Press: Matt Brusch
                                                        Cysive, Inc.
                                                        703.259.2300

                                                        Katherine Mittelbusher
                                                        Press: Evan Goetz
                                                        Morgen Walke Associates
                                                        212.850.5600

FOR IMMEDIATE RELEASE


                 CYSIVE ANNOUNCES RESTRUCTURING TO REDUCE COSTS

  PLAN INCLUDES REDUCTION IN HEADCOUNT IN RESPONSE TO CURRENT BUSINESS CLIMATE


Reston, Va. - March 30, 2001 - Cysive, Inc. (Nasdaq: CYSV), a Web, wireless and voice-activated software solutions builder, today announced that its Board of Directors approved a business restructuring plan designed to reduce costs. This plan includes a company-wide reduction in workforce.

Cysive expects to eliminate 90-95 positions, or approximately 30% of its current workforce. Total pretax costs related to the business restructuring plan are estimated to be between $1 million and $1.5 million, all of which will be recorded as a restructuring charge in the first quarter of 2001. These charges are expected to cover severance and other costs associated with the restructuring. The company expects cost savings from these actions of approximately $8 million to $10 million on an annualized basis.

"The current business environment remains challenging," said Nelson A. Carbonell, Jr., Chairman, President and Chief Executive Officer of Cysive, "and this unfortunate action is a direct result of that environment. Cysive works very hard to recruit and retain only experienced, highly talented software engineers, and an action like this is clearly difficult. However, we believe it is necessary to bring our costs more in line with the current weakened demand environment. We believe that we're taking the steps needed to ensure Cysive's long term success."

Cysive will hold a conference call to discuss this announcement at 9 a.m. EST today, March 30, 2001. To participate in the conference call, please dial 800-960-1012 (international: 952-556-2834) approximately ten minutes prior to the call. A replay of the call will be available from approximately two hours after the end of the call through April 6, 2001. To access the replay, please dial 800-615-3210 (international: 703-326-3020), access code 5121333. The call will also be available via webcast at www.cysive.com.

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Actual results for the first quarter 2001 will be released before markets open on May 1, 2001, and the company will host a conference call at 9 a.m. EST that day.


ABOUT CYSIVE(TM)
Cysive Inc. builds custom Web, wireless and voice-activated software solutions for Global 2000 and high growth companies. Cysive is a leading provider of highly scalable, flexible software systems that transform businesses from market performers to market leaders. Cysive's software engineers have developed a range of software solutions for customers including Cisco Systems, AT&T, Chase, Equifax, First Union, and DaimlerChrysler, among many others. Cysive is headquartered in Reston, Va. with additional offices in Atlanta, Chicago, Dallas, Denver, Mountain View, Calif., New York, and Southern California. Cysive can be found on the Internet at www.cysive.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Cysive's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Commission on November 14, 2000, and its other filings under the 1934 Act as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Cysive is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable securities laws.

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